Exhibit 99.1

ViXS SYSTEMS INC.
Unaudited Interim Condensed Consolidated Financial Statements July 31, 2017

ViXS Systems Inc.

Interim Condensed Consolidated Statements of Loss and Comprehensive Loss

(unaudited)

		Three-month Period Ended		Six-month Period Ended
Dollar amounts in U.S. dollars		July 31,	July 31,	July 31,	July 31,
Amounts in thousands, except loss per share	Note	2017	2016	2017	2016
Revenue	3	$2,769	$7,875	$7,581	$13,577
Cost of sales	12	2,200	5,413	5,486	9,338

Gross margin		569	2,462	2,095	4,239

Operating expenses (1)
Research and development	4	2,225	3,256	4,266	6,228
Selling, general and administrative	4	2,479	1,947	4,740	3,985

Total operating expenses		4,705	5,203	9,007	10,213

Loss before other income (expenses)		(4,136)	(2,741)	(6,912)	(5,974)

Other income (expenses)
Finance income (expense)	7	(1,635)	153	(2,415)	—
Currency gain (loss)		44	(28)	32	113
Gain on sale of MoCA asset	8	0	—	4,786	—

Total other income (expenses)		(1,591)	125	2,403	113

Income (loss) before income taxes		($5,727)	($2,616)	($4,509)	($5,861)
Income tax expense		(108)	—	(118)	(9)

Net loss for the period		($5,835)	($2,616)	($4,627)	($5,870)
Other comprehensive loss
Item subject to reclassification
Exchange difference on translating foreign operations		—	(60)	3	7

Comprehensive loss for the period		($5,835)	($2,676)	($4,624)	($5,863)

Loss per share attributed to common equity holders	5
Basic		($0.08)	($0.04)	($0.06)	($0.10)
Diluted		($0.08)	($0.04)	($0.06)	($0.10)
Weighted average number of common shares outstanding
Basic		73,864	60,530	73,597	60,606
Diluted		73,864	60,530	73,597	60,606

(1) Includes share-based transaction expense of:
Research and development		109	14	201	271
Selling and administrative		224	96	378	369

		$333	$110	$579	$640

See accompanying notes to the interim condensed consolidated financial statements.

ViXS Systems Inc.

Interim Condensed Consolidated Statements of Financial Position

(unaudited)

(See Basis of presentation and going concern uncertainty – note 1)

Dollar amounts in U.S. dollars Amounts in thousands	Note	As at July 31, 2017	As at January 31, 2017

Assets
Current assets
Cash and cash equivalents	11	$2,595	$2,732
Restricted cash	11	125	125
Trade accounts receivable	9	849	2,626
Other amounts receivable		530	445
Inventories	12	995	3,232
Prepayments		723	951

Total current assets		5,817	10,111

Non-current assets
Property, plant and equipment		2,022	2,419
Intangible assets		5,855	6,860
Prepayments		192	203

Total non-current assets		8,069	9,482

Total assets		$13,886	$19,593

Liabilities and shareholders’ equity (deficiency)
Liabilities
Current liabilities
Revolving bank loan payable	6	$4,046	$5,685
Current portion of repayable government assistance	4	189	159
Trade and other payables		2,334	4,018
Deferred revenue		257	173

Total current liabilities		6,826	10,035

Non-current liabilities
Accrued non-current liabilities		94	126
Convertible debt	7	6,850	4,685
Warrant liability	7	—	130
Repayable government assistance	4	930	1,388

Total non-current liabilities		7,874	6,329

Total liabilities		14,700	16,364

Shareholders’ equity (deficiency)
Issued capital		160,304	160,081
Contributed surplus		15,850	15,492
Cumulative translation adjustment		(58)	(61)
Deficit		(176,910)	(172,283)

Total shareholders’ equity (deficiency)		(814)	3,229

Total liabilities and shareholders’ equity (deficiency)		$13,886	$19,593

See accompanying notes to the interim condensed consolidated financial statements.

ViXS Systems Inc.

Interim Condensed Consolidated Statements of Changes in Equity (Deficiency)

(unaudited)

Dollar amounts in U.S. Dollars	Notes	Number of Common	Issued Capital	Contributed Surplus	Cumulative Translation	Deficit	Total Equity
Amounts in Thousands		Shares			Adjustment		(Deficiency)
Balance, January 31, 2016		60,452	$157,077	$14,713	($93)	($161,327)	$10,370
Comprehensive loss for the period		—	—	—	7	(5,870)	(5,863)
Shares/RSU vested		130	113	(113)
Share-based payment transactions	4	—	(3)	640	—	—	637

Balance, July 31, 2016		60,582	$157,187	$15,240	($86)	($167,197)	$5,144

Balance, January 31, 2017		73,317	160,081	15,492	(61)	(172,283)	3,229
Comprehensive loss for the period		—	—	—	3	(4,627)	(4,624)
Shares/RSU vested		675	223	(221)		—	2
Share-based payment transactions	4	—		579		—	579

Balance, July 31, 2017		73,992	$160,304	$15,850	($58)	($176,910)	($814)

See accompanying notes to the interim condensed consolidated financial statements.

ViXS Systems Inc.

Interim Condensed Consolidated Statements of Cash Flows

(unaudited)

		Three-month Period Ended		Six-month Period Ended
Dollar amounts in U.S. dollars Amounts in thousands	Note	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
Operating activities
Net loss for the period		($5,835)	($2,616)	($4,627)	($5,870)
Add (deduct) items not involving cash
Depreciation of property, plant and equipment		56	88	116	164
Depreciation of mask costs		124	79	249	135
Amortization of intangible assets		473	253	946	396
Decrease (increase) in non-current prepayments		272	(485)	11	(140)
Adjustment to provision for repayable government assistance	4	(2)	—	(344)	(272)
Share-based transaction expense		334	110	579	640
Listing fees		—	—	—	15
Finance expense (income)		1,635	(153)	2,415	1
Loss on disposal of capital assets		31	—	31	—
Gain on sale of MoCA asset	8	(0)	—	(4,786)	—
Decrease in trade and other receivables and current prepayments		1,396	4,965	1,849	4,752
Decrease (increase) in inventories	12	581	(119)	2,237	(777)
Increase (decrease) in trade and other payables		(1,082)	13	(1,810)	(668)
Increase (decrease) in deferred revenue		(91)	98	84	(45)

Cash flows provided by (used in) operating activities		(2,108)	2,233	(3,050)	(1,669)

Investing activities
Interest received		—	—	8	1
Proceeds from sale of MoCA asset	8	—	—	5,000	—
Disposal (acquisition) of property, plant and equipment		2	(4)	—	(1,419)
Disposal (acquisition) of intangible assets		—	(2,686)	59	(2,686)

Cash flows provided by (used in) investing activities		2	(2,690)	5,067	(4,104)

Financing activities
Increase (decrease) in bank borrowings	6	(1,601)	—	(1,639)	1000
Decrease in provision for repayable government assistance	8	(43)	—	(83)	—
Interest and other finance costs		(264)	(145)	(380)	(275)

Cash flows provided by (used in) financing activities		(1,908)	(145)	(2,102)	725

Net decrease in cash and cash equivalents		(4,013)	(602)	(84)	(5,048)
Effect of foreign exchange		(27)	(66)	(52)	(42)
Cash and cash equivalents, beginning of period		$6,761	2,850	2,857	7,272

Cash and cash equivalents, end of period		$2,721	$2,182	$2,721	$2,182

Interest paid (1)		279	68	234	108
Interest received (1)		(0)	1	8	1
Income taxes paid (1)		—	—	10	9

(1)	Amounts paid and received for interest and paid for income taxes were reflected as operating cash flows in the interim Condensed Consolidated Statements of Cash Flows.

See accompanying notes to the interim condensed consolidated financial statements.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

1. Basis of presentation

The unaudited interim condensed consolidated financial statements of ViXS Systems Inc. (the “Company” or “ViXS”) for the three and six-month periods ended July 31, 2017 are presented in thousands of U.S. dollars, except for shares, units and per share amounts or unless otherwise indicated.

These unaudited interim condensed consolidated financial statements of the Company and its subsidiaries were prepared in accordance with International Financial Reporting Standards (“IFRS”) International Accounting Standard 34, Interim Financial Reporting (“IAS 34”), as issued by the International Accounting Standards Board (“IASB”).

The unaudited interim condensed consolidated financial statements have been prepared in accordance with the accounting policies set out in the Company’s consolidated financial statements for the year ended January 31, 2017, prepared in accordance with IAS 34, and the presentation of these interim condensed consolidated financial statements is consistent with, and should be read in conjunction with, those annual financial statements. The Company’s consolidated financial statements for the year ended January 31, 2017 are available at www.sedar.com.

The unaudited interim condensed consolidated financial statements of the Company for the three and six months ended July 31, 2017 and 2016 were authorized for issue in accordance with a resolution of the Company’s Board of Directors on October 30, 2017.

The preparation of unaudited interim condensed consolidated financial statements in accordance with IAS 34 requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies, if any, as at the date of the interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements, are consistent with those disclosed in the notes to the consolidated financial statements for the year ended January 31, 2017.

Going concern uncertainty

These unaudited interim condensed consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. These unaudited interim condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

As at July 31, 2017, the Company has not yet achieved ongoing profitable operations, and has an accumulated deficit of $176.2 million. Whether, and when, the Company can attain sustainable profitability and positive cash flows from operations is dependent on the size and timing of incremental revenue growth, which has a degree of uncertainty that casts significant doubt upon the Company’s ability to continue as a going concern. The application of the going concern assumption is dependent upon the Company’s ability to generate future profitable operations and, if need be, obtain necessary financing to do so. While the Company has been successful in obtaining financing to date, there can be no assurance that it will be able to do so in the future.

On May 8, 2017, the Company completed an amendment to the Comerica loan agreement, which extended the term of the loan to October 31, 2017 and reduced the maximum loan amount to $6.8 million.

On August 2, 2017, Pixelworks Inc. (“Pixelworks”), a publicly traded company on NASDAQ, completed the acquisition of ViXS (the “Pixelworks Transaction”), whereby it acquired all of the outstanding common shares of ViXS in an all-stock transaction consisting of approximately 3.7 million shares of Pixelworks common stock valued at approximately $17.7 million. ViXS shareholders received 0.04836 a share of Pixelworks’ common stock for each share of ViXS. The exchange ratio is equivalent to consideration of $0.23 per ViXS common share, based on the closing price of Pixelworks on August 1, 2017. Upon closing, ViXS shares were delisted from the Toronto Stock Exchange and ViXS became a wholly owned subsidiary of Pixelworks. In addition, Pixelworks repaid the Company’s $4.1 million outstanding bank loan facility with Comerica (see Note 6), cancelled all outstanding warrants associated with the January and September Private Placements (see Note 7), and issued approximately

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

200,000 restricted stock units (“RSUs”) to former holders of ViXS’ unvested restricted stock units. Subsequent to July 31, 2017, the Company repaid $0.9 million ($1.1 million CAD) of outstanding convertible debt and accrued interest (see Note 13).

With these new funds and the acquisition of the Company by Pixelworks, the Company believes it will have sufficient funds to cover planned operations through the next twelve-month period from anticipated revenue growth of new products during fiscal 2018 and through continued credit access from its commercial bank. However, these plans may be adversely impacted by uncertain market conditions, credit access, and adverse results from operations. The certainty of these matters cannot be predicted at this time and may require the Company to raise additional capital in order to fund its operations.

a) New standards, interpretations and amendments adopted by the Company

The accounting policies followed in these unaudited interim condensed consolidated financial statements are consistent with those used to prepare the annual consolidated financial statements for the year ended January 31, 2017.

b) Accounting standards and amendments issued but not yet adopted

i)	IFRS 15, Revenue from Contracts with Customers (“IFRS 15”)

IFRS 15 provides guidance on revenue recognition and relevant disclosures. The standard provides a single, principles-based five-step model to be applied to all contracts with customers. IFRS 15 was issued in May 2014 and applies to annual reporting periods beginning on or after January 1, 2018. The effective date of this standard is for the Company’s fiscal year commencing February 1, 2018. The Company is in the process of assessing the impact that this standard will have on the unaudited interim condensed consolidated financial statements.

ii)	IFRS 9, Financial Instruments (“IFRS 9”)

IFRS 9, as issued in 2014, introduces new requirements for the classification and measurement of financial instruments, a new expected loss impairment model that will require more timely recognition of expected credit losses and a substantially reformed model for hedge accounting, with enhanced disclosures about risk management activity. IFRS 9 also removes the volatility in profit or loss that is caused by changes in an entity’s own credit risk for liabilities elected to be measured at fair value. IFRS 9 is effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted. The Company is in the process of evaluating the impact of this standard on its unaudited interim condensed consolidated financial statements.

iii)	IFRS 16, Leases (“IFRS 16”)

IFRS 16 was issued in January 2016 and applies to annual reporting periods beginning on or after January 1, 2019. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. The Company has not yet assessed the impact this standard will have on the unaudited interim condensed consolidated financial statements.

2. Seasonality and variability of results

The Company’s revenue, operating expenses and loss from operations have fluctuated from quarter to quarter as a result of the timing of new customer designs incorporating its products entering production, fluctuating demand for customers’ products, natural disasters and the timing of operating expenditures. It is expected that variations will continue.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

3. Operating segment information

The Company is organized and operates as a single business unit for management purposes.

Geographic information

Substantially all of the Company’s long-lived assets are located in Canada.

Revenue is attributed to a geographic location based on direct purchasers’ bill-to locations, which may be different than the geographic location in which the products are consumed. The geographic location of a distributor’s customers may be different from the geographic location of the distributor. The following table is based on the geographic location of the direct purchasers of the Company’s products.

	Three-month Period Ended				Six-month Period Ended
	July 31,	July 31,	July 31,	July 31,	July 31,	July 31,	July 31,	July 31,
Geographic revenue information	2017	2016	2017	2016	2017	2016	2017	2016
Taiwan	$66	$4,963	2.4%	63.0%	$2,318	$8,313	30.6%	61.2%
United States	208	173	7.5%	2.2%	462	405	6.1%	3.0%
Canada	461	764	16.6%	9.7%	1,230	1,054	16.2%	7.8%
Malaysia	602	0	21.8%	0.0%	750	0	9.9%	0.0%
Japan	810	820	29.3%	10.4%	1,196	1,232	15.8%	9.1%
China	10	55	0.4%	0.7%	568	709	7.5%	5.2%
Europe	87	879	3.2%	11.2%	178	464	2.4%	3.4%
Other	524	221	18.9%	2.8%	878	1,400	11.6%	10.3%

Total revenue	$2,769	$7,875	100.0%	100.0%	$7,581	$13,577	100.0%	100.0%

Major customers

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, as follows:

For the three months ended July 31, 2017, two customers accounted for 41.4% of revenue and for the three months ended July 31, 2016, two customers accounted for 70.2% of revenue. For the six-month period ended July 31, 2017, four customers accounted for 52.6% of revenue and for the six-month period ended July 31, 2016, two customers accounted for 69.0% of revenue.

4. Selected expense information

	Three-month Period Ended		Six-month Period Ended
	July 31,	July 31,	July 31,	July 31,
a) Government assistance	2017	2016	2017	2016
Canadian investment tax credits recognized	$0	$0	($140)	($239)
Amounts recognized under specific programs	0	0	0	(509)
Adjustment to provision for repayable government assistance	(2)	(54)	(344)	183

Government assistance deducted from research and development expenses	(2)	(54)	(484)	(565)

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

Canadian investment tax credits

As a publicly listed company, ViXS is not eligible to generate federal Canadian refundable investment tax credits for research and development costs; however, the Company remains eligible for refundable Ontario Innovation Tax Credits. These research and development costs will also generate non-refundable federal tax credits that can only be applied against income taxes payable. Recognition of these non-refundable tax credits is subject to estimates regarding the probability of their realization. As the Company does not have a prior history of non-refundable tax credits realized, or a history of taxes payable, no non-refundable tax credits have been accrued as at July 31, 2017.

Canada-Israel Industrial Research and Development Foundation (“CIIRDF”)

On March 17, 2010, ViXS entered into an agreement with CIIRDF for research and development funds pertaining to a joint project. Under this agreement, CIIRDF funded via grant, a sum of $0.3 million for half of the proposed project expenditures. The project ended on October 31, 2011, with all funds having been expended during that project period. This funding was repayable through a royalty based on sales of products that were developed under the project, up to the amount received, without interest. However, there was no commercialization of the technology or innovations developed under the project, nor are there any future plans to do so, given that the technology is now mainly obsolete. The Company has shifted its strategy and terminated similar legacy projects. Therefore, on April 30, 2017, the Company removed the grant liability in the amount of $0.3 million and recorded a credit to research and development expenses.

Technology Partnership Canada (“TPC”) Agreement

During the three-month period ended July 31, 2017, the Company reassessed its estimate of future royalties potentially payable to TPC. The Company decreased the total estimated liability by $45k in the three-month period ended July 31, 2017 (July 31, 2016: $0.1 million decrease), which was recorded as a reduction to research and development costs.

b) Share-based transaction expense

The Company has adopted a Long-Term Incentive Plan for employees and directors, which allows various forms of long-term equity incentives to be awarded, including share options, non-statutory stock options, incentive stock options, share appreciation rights, restricted share units, performance units, and other share-based awards.

Share options

Share-based transaction expense (related to the share options) for the three and six-month periods ended July 31, 2017 and 2016 is disclosed in the following table:

Share-based transaction expense (recovery)	Three-month Period Ended		Six-month Period Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
Included in research and development expenses	$3	($41)	$4	$153
Included in selling, general and administrative expenses	18	32	34	257

Total share-based transaction expense	$20	($9)	$37	$410

On February 1, 2016, employees voluntarily surrendered 2,257,194 underwater share options that had an exercise price above $1.17 ($1.27 CAD) without receiving and without the expectation to receive any cash-based awards, securities or other consideration. These options were immediately cancelled and resulted in a charge to income of $0.2 million during the fiscal year ending January 31, 2017.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

The following table shows the number and weighted average exercise prices of and movements in share options:

	Number (000’s) #	Weighted Average Exercise Price $
Outstanding, January 31, 2016	3,956	2.03
Cancelled	(2,338)	3.44
Expired	(5)	2.28

Outstanding, July 31, 2016	1,613	1.30

Outstanding, January 31, 2017	1,449
Forfeited	(71)	1.64
Expired	(4)	1.75

Outstanding, July 31, 2017	1,374	0.87

Exercisable, July 31, 2016	529	2.12

Exercisable, July 31, 2017	820	1.14

The following table shows summary information about share options outstanding as at July 31, 2016:

	Outstanding Options			Exercisable Options
Exercise Prices	Number (000’s)	Weighted Average Remaining Contractual Term (yrs)	Weighted Average Exercise Price ($)	Number (000’s)	Weighted Average Exercise Price ($)
$0.40 - 0.84	800	9.1	0.40	—	—
0.85 - 1.17	543	7.5	1.03	301	1.07
1.18 - 1.75	42	1.3	1.75	42	1.75
1.76 - 7.09	209	6.9	2.69	166	2.69
7.10	1	3.6	7.10	1	7.10
7.11 - 7.23	12	5.2	7.23	12	7.23
7.24 - 10.00	6	3.9	10.00	7	10.00

$0.40 – 10.00	1,613			529

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

The following table shows summary information about share options outstanding as at July 31, 2017:

	Outstanding options			Exercisable options
Exercise prices	Number (000’s)	Weighted average remaining contractual term (years)	Weighted average exercise price ($)	Number (000’s)	Weighted average exercise price ($)
$0.00-0.42	800	8.2	0.33	366	0.33
0.85 - 1.17	404	6.5	1.04	284	1.07
1.18 - 1.75	38	1.7	1.65	38	1.65
1.76 - 7.09	119	5.9	2.81	119	2.81
7.10-9.99	8	4.2	7.23	8	7.23
10.00	5	2.9	10.00	5	10.00

$1.12-10.00	1,374			820

Restricted Share Units (“RSUs”)

RSUs entitle participants the conditional right to receive one common share of the Company for each share unit. RSUs vest over a 24-month or 36-month period on the anniversary of the grant date. RSUs are measured at the grant date. The following table shows summary information about RSUs outstanding as at July 31, 2017:

Share-based transaction expense - RSU portion	Three-month Period Ended		Six-month Period Ended
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
Included in research and development expenses	$106	$55	$197	$118
Included in selling, general and administrative expenses	206	64	344	112

Total share-based transaction expense	$313	$119	$542	$230

A summary of RSU activity is presented below:

Number (000’s) #
Outstanding, January 31, 2016	1,752
Granted	1,106
Cancelled	(199)
Exercised	(154)

Outstanding, July 31, 2016	2,505

Weighted average contractual life (years)	2.06

Outstanding, January 31, 2017	7,493
Granted	289
Vested	(675)
Forfeited	(213)

Outstanding, July 31, 2017	6,894

Weighted average contractual life (years)	1.40

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

5. Loss per share

Basic loss per share amounts are calculated by dividing net loss for the period attributable to common equity holders by the weighted average number of common shares outstanding during that period.

Diluted loss per share amounts are calculated by dividing the net loss attributable to common equity holders by the weighted average number of common shares outstanding during the period plus the weighted average number of common shares that would be issued on conversion of potential common shares into common shares, provided the inclusion of the potential common shares is not anti-dilutive.

	Three-month Period Ended		Six-month Period Ended
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
Net loss attributable to common equity holders for basic earnings	($5,835)	($2,616)	($4,627)	($5,870)

Weighted average number of common shares adjusted for the effect of dilution	73,864	60,530	73,597	60,606

Loss per share	($0.08)	($0.04)	($0.06)	($0.10)

6. Revolving bank loan facility

On May 8, 2017, the Company completed an amendment to the loan agreement, which reduced the revolving bank loan facility from $8 million to $6.8 million and extended the term of the loan to October 31, 2017.

On August 2, 2017, the entire $4.1 million balance outstanding as at July 31, 2017 was repaid to Comerica upon closing of the Pixelworks Transaction (see Note 13).

	Interest rate (%)	Maturity	July 31, 2017	January 31, 2017
$6.8 million revolving loan	Prime + 2%	October 31, 2017	4,046	5,685

			$4,046	$5,685

Interest rate for the periods ended July 31, 2017 and 2016 were 6.11% and 4.5% per annum respectively.

7. Convertible debt and warrant liability

January Private Placements

On January 12, 2016, ViXS completed two non-brokered private placements (collectively the “January Private Placements”), raising aggregate gross proceeds of approximately $4.9 million ($6.9 million CAD). Participants in the January Private Placements were primarily existing shareholders and senior management of the Company and the net proceeds were used to strengthen the Company’s financial position and fund working capital needs.

The January Private Placements consisted of a private placement (the “January Convertible Debenture Private Placement”) of secured subordinated convertible debentures (the “January Convertible Debentures”) and a private placement (the “January Unit Private Placement”) of units (the “January Units”). All securities sold in the Private Placements, including any shares issued on the conversion of the Convertible Debentures and the exercise of common share purchase warrants issued under the Private Placements, are subject to applicable four-month hold periods pursuant to Canadian securities laws and such other hold periods in other jurisdictions applicable to the purchaser.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

The January Private Placements included the issuance of common share purchase warrants (as described below) that could, assuming the exercise of all of the common share purchase warrants issued pursuant to the January Private Placements, generate additional aggregate gross proceeds of $2.0 million ($2.8 million CAD).

January Convertible Debenture Private Placement

Under the January Convertible Debenture Private Placement, the Company issued $2.4 million ($3.4 million CAD) principal amount of secured subordinated Convertible Debentures. The January Convertible Debentures will mature four years from the date of issuance on January 12, 2020, and bear interest at the rate of 10% per annum, payable semi-annually in arrears. If, at any time after the closing of the January Convertible Debenture Private Placement, the market price of the common shares of the Company exceeds $0.80 CAD for 15 consecutive trading days, then the interest rate will be reduced to a fixed rate of 1% per annum. Upon closing of the Pixelworks Transaction, $0.80 CAD market price of the common shares was amended to be the US dollar equivalent (based on the exchange rate quoted by the Bank of Canada at the relevant time) of Pixelworks’ market price of $16.54 CAD.

The January Convertible Debentures are convertible into common shares at a conversion price $0.34 CAD, in whole or in multiples of 0.5 million CAD. Upon closing of the Pixelworks Transaction, the $0.34 CAD conversion price was amended to be the US dollar equivalent (based on the exchange rate quoted by the Bank of Canada at the relevant time) of Pixelworks’ market price of $7.03 CAD.

The Company may, at its option, redeem the January Convertible Debentures in whole or in multiples of $ 0.5 million CAD at the following times and prices:

•	Between April 30, 2016 and January 12, 2017, at a redemption price equal to 110% of the principal amount of the January Convertible Debentures plus accrued and unpaid interest; and

•	Between January 13, 2017 and January 12, 2020, at a redemption price equal to the principal amount of the January Convertible Debentures plus accrued and unpaid interest.

The January Convertible Debentures are secured by a general security interest in all of the assets of the Company that is subordinated to the security interest of a senior lender to the Company.

In connection with the January Convertible Debenture Private Placement, the Company issued 2,517,842 common share purchase warrants (the “January Convertible Debenture Warrants”). The January Convertible Debenture Warrants are exercisable for a period of 12 months from the issue date at an exercise price of $0.60 CAD per common share. In connection with a subsequent September 9, 2016 private placement, the term was extended from January 11, 2017 to September 9, 2017, in exchange for consent on subordination of the new debentures. If the market price of a common share exceeds $0.65 CAD for 10 consecutive trading days, each Convertible Debenture Warrant will become exercisable at any time during the subsequent 20-day period. Any January Convertible Debenture Warrants not exercised during the 20-day period shall expire.

The aggregate maximum number of common shares issuable in connection with the conversion of the January Convertible Debentures is 10,071,371, and the exercise of January Convertible Debenture Warrants is 2,517,842. Upon closing of the Pixelworks Transaction, all outstanding January Convertible Debenture Warrants were cancelled, as they were underwater and due to expire on September 9, 2017.

January Unit Private Placement

Under the January Unit Private Placement, the Company issued 10,075,336 Units at a price of $0.3453 CAD per Unit for gross proceeds of $2.5 million ($3.5 million CAD). Each Unit consisted of one common share of the Company and one-quarter of one common share purchase warrant (each whole warrant a “January Unit Warrant”). Each Unit Warrant enabled the holder to acquire one additional common share of the Company at an exercise price of $0.50 CAD per common share for a period of 12 months from the issue date. The January Unit Warrants were not exercised and expired on January 12, 2017.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

The costs to complete the January Private Placements totalled $0.1 million, which consisted primarily of legal fees, and were charged to finance costs.

September Private Placements

On September 9, 2016, ViXS completed the first tranche of two non-brokered private placements (collectively the “September Private Placements”), raising aggregate gross proceeds of approximately $5.2 million ($6.64 million CAD). Participants in the September Private Placements were primarily new and strategic investors along with senior management of the Company.

The September Private Placements consisted of a private placement (the “September Convertible Debenture Private Placement”) of secured subordinated convertible debentures (the “September Convertible Debentures”) and a private placement (the “September Unit Private Placement”) of units (the “September Units”). All securities sold in the September Private Placements, including any shares issued on the conversion of the September Convertible Debentures and the exercise of common share purchase warrants issued under the September Private Placements, are subject to applicable four-month hold periods pursuant to Canadian securities laws and such other hold periods in other jurisdictions applicable to the purchaser.

On October 31, 2016, the Company completed the second tranche of its September Unit Private Placement, raising aggregate gross proceeds of approximately $0.4 million ($0.5 million CAD). On November 21, 2016, ViXS completed the second tranche of its September Convertible Debenture Private Placement, raising aggregate gross proceeds of approximately $0.4 million ($0.5 million CAD).

Total gross proceeds from both September Private Placements were $5.9 million ($7.7 million CAD). The September Private Placements included the issuance of common share purchase warrants (as described below) that could, assuming the exercise of all of the common share purchase warrants issued pursuant to the Private Placements, generate additional aggregate gross proceeds of $2.5 million ($3.2 million CAD). Upon closing of the Pixelworks Transaction, all outstanding common share purchase warrants were cancelled, as they were underwater and due to expire on September 9, 2017.

September Convertible Debenture Private Placement

Under the September Convertible Debenture Private Placement, the Company issued $3.2 million ($4.2 million CAD) principal amount of secured subordinated September Convertible Debentures. The September Convertible Debentures will mature three years from the date of issuance on September 9, 2016, and bear interest at the rate of 10% per annum, payable semi-annually in arrears. If, at any time after the closing of the Convertible Debenture Private Placement, the market price of the common shares of the Company exceeds CAD $0.80 for 15 consecutive trading days, then the interest rate will be reduced to a fixed rate of 1% per annum. Upon closing of the Pixelworks Transaction, the $0.80 CAD market price was amended to be the US dollar equivalent (based on the exchange rate quoted by the Bank of Canada at the relevant time) of Pixelworks’ market price of $16.54 CAD.

The Convertible Debentures are convertible into common shares at a conversion price $0.35 CAD, in whole or in multiples of $0.5 million CAD. Upon closing of the Pixelworks Transaction, the $0.35 CAD conversion price was amended to be the US dollar equivalent (based on the exchange rate quoted by the Bank of Canada at the relevant time) of Pixelworks’ market price of $7.24 CAD.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

The Company may, at its option, redeem the Convertible Debentures in whole or in multiples of $0.5 million CAD at the following times and prices:

•	Between December 8, 2016 and September 9, 2017, at a redemption price equal to 110% of the principal amount of the September Convertible Debentures plus accrued and unpaid interest; and

•	Between September 10, 2017 and September 9, 2019, a redemption price equal to the principal amount of the September Convertible Debentures plus accrued and unpaid interest.

The September Convertible Debentures are secured by a general security interest in all of the assets of the Company, which is subordinated to the security interest of a senior lender to the Company.

In connection with the September Convertible Debenture Private Placement, the Company issued 2,999,991 common share purchase warrants (the “September Convertible Debenture Warrants”). The September Convertible Debenture Warrants are exercisable for a period of 12 months from the issue date at an exercise price of $0.60 CAD per common share. If the market price of a common share exceeds $0.65 CAD for 10 consecutive trading days, each Convertible Debenture Warrant will become exercisable at any time during the subsequent 20-day period. Any Convertible Debenture Warrants not exercised during the 20-day period shall expire. Upon close of the Pixelworks Transaction, all outstanding September Convertible Debenture Warrants were cancelled, as they were underwater and due to expire on September 9, 2017.

The aggregate maximum number of common shares issuable in connection with the conversion of the September Convertible Debentures is 11,999,994.

September Unit Private Placement

Under the September Unit Private Placement, the Company issued 11,583,333 Units at a price of $0.30 CAD per Unit for gross proceeds of $2.7 million ($3.5 million CAD). Each Unit consisted of one common share of the Company and one-quarter of one common share purchase warrant (each whole warrant a “Unit Warrant”). Each Unit Warrant will enable the holder to acquire one additional common share of the Company at an exercise price of $0.50 CAD per common share for a period of 12 months from the issue date. Upon closing of the Pixelworks Transaction, all outstanding Unit Warrants were cancelled.

The costs to complete the private placements totaled $0.1 million, which consisted primarily of legal fees, and were charged to finance costs.

The Company has determined the Convertible Debentures and related Convertible Debenture Warrants meet the definition of a financial liability due to the variability of the conversion ratio as a result of the potential differences in the foreign exchange rate. Accordingly, the fair value of the Convertible Debentures and Convertible Debenture Warrants is treated as a financial liability measured at fair value through profit or loss. The fair value of the Convertible Debentures and Convertible Debenture Warrants is classified as Level 3 in the fair value hierarchy.

The Company has determined the shares issued as part of the Unit Private Placements meet the definition of equity. The related warrants have been determined to be a financial liability due to the variability of the conversion ratio as a result of the differences in the foreign exchange rate. Accordingly, the fair value of the Unit Warrants is treated as a financial liability measured at fair value through profit or loss. The fair value of the Unit Warrants financial liability is classified as Level 3 in the fair value hierarchy.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

The gross proceeds on issuance of the Convertible Debenture Private Placements were allocated as follows:

	Convertible
	Debenture	Convertible
	Private	Debenture Private
	Placement	Placement Warrants
Convertible Debentures issued January, 2016	$1,994	$29
Convertible Debentures issued September, 2016	2,871	21
Convertible Debentures issued October, 2016	407	1

Total	$5,272	$51

The gross proceeds on issuance of the Unit Private Placements were allocated as follows:

	Unit private	Unit Private
	Placement	Placement Warrants
Units issued January, 2016 (10,075,336 units)	$2,418	30
Units issued September, 2016 (9,800,000 units)	2,251	29
Units issued October, 2016 (1.783.333 units)	364	5

Total	$5,033	64

A fair value adjustment for the three and six-month periods ended July 31, 2017 and 2016 have been reflected in finance expense:

	Three-month Period Ended		Six-month Period Ended
	July 31,	July 31,	July 31,	July 31,
	2017	2016	2017	2016
January 2016 Private Placement	$445	($298)	$1,310	$4
September 2016 Private Placement	833	—	634	—
October 2016 Private Placement	93	—	91	—

Total	$1,371	($298)	$2,035	$4

Subsequent to July 31, 2017, the Company repaid $0.9 million ($1.1 million CAD) of outstanding convertible debt.

8. Sale of XConnex (MoCA) Product Line

On April 12, 2017, ViXS announced it had sold its legacy XConnex (MoCA) product line to Maxlinear, Inc. for $5.0 million in cash, which included a non-exclusive patent license limited to the manufacturing and implementation of that sold XConnex (MoCA) business. In addition to the $5.0 million, this sale freed up a significant amount of working capital previously needed to support MoCA customers, including reimbursement on certain working capital transferred after the end of the quarter.

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

9. Financial instruments and risk management

The Company’s financial instruments consist of cash and cash equivalents (including restricted cash), trade accounts receivable and other amounts receivable, repayable government assistance, trade and other payables and convertible debentures and warrants. The carrying values of cash and cash equivalents, trade accounts receivable, other amounts receivable and trade and other payables approximate their fair value due to their immediate or short-term maturity. The fair value of all other financial instruments within the Company’s consolidated financial statements is not materially different from their carrying amount.

The carrying value of repayable government assistance comprises the present value of the estimated future royalty amounts payable to TPC during the period from May 31, 2014 to January 31, 2023 based on estimated future revenue of the Company (see Note 4)

The Company is exposed to market risk, credit risk and liquidity risk. The Company’s senior management oversees the management of these risks. The Board of Directors reviews and adopts policies for managing each of these risks, which are summarized below.

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises four types of risk: interest rate risk, foreign currency risk, credit risk and liquidity risk. Financial instruments affected by market risk include loans and borrowings and deposits.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to the risk of changes in market interest rates relates primarily to the Company’s bank debt obligations with floating interest rates.

Interest rate sensitivity

The Company has exposure to variable interest rates on its Comerica Bank revolving loan. Based on its historic level of borrowings, the Company does not believe it has a material sensitivity to changes in interest rates.

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s operating activities (where revenue and expenses are denominated in a different currency from the Company’s local currency), amounts due from or payable to Canadian governments, amounts owing by the Company denominated in Canadian dollars, including the convertible debenture and warrant liabilities and the Company’s net investments in foreign subsidiaries. Management believes the foreign exchange risk derived from currency conversions is low and, therefore, does not hedge its foreign exchange risk.

Of the Company’s accounts receivable as at July 31, 2017, 14.3% is denominated in Canadian dollars (January 31, 2017: 9.3%) and 0.8% is denominated in Japanese yen (January 31, 2017: 0.2%).

Of the Company’s trade and other payables as at July 31, 2017, 19.1% is denominated in Canadian dollars (January 31, 2017: 7.5%).

Of the Company’s cash and cash equivalents as at July 31, 2017, 16.6% is denominated in Canadian dollars (January 31, 2017: 0.6%), 0.2% in Japanese yen (January 31, 2017: 0.4%), 4% in Hong Kong dollars (January 31, 2017: 2.3%), 0.6% in euros (January 31, 2017: 0.5%) and 0.1% in Taiwan dollars (January 31, 2017: 1.5%).

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily for trade receivables and amounts receivable for investment tax credits and other government assistance) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

Trade accounts receivable

Customer credit risk is managed through the Company’s established policy, procedures and control relating to customer credit risk management. Credit limits are established for all customers based on internal rating criteria. The Company periodically insures its non-North American trade receivables against non-payment.

Outstanding customer receivables are regularly monitored. Shipments to major customers are not generally covered by letters of credit or other forms of credit insurance. The requirement for an impairment adjustment is analyzed at each reporting date on an individual basis.

Accounts receivable

	July 31,	January 31,
	2017	2017
Current	$724	$2,490
30-60 days	105	136
61-90 days	—	—
Over 90 days	20	—

	$849	$2,626

Financial instruments and cash deposits

Credit risk from balances on deposit with banks and financial institutions is managed in accordance with the Company’s policies. Investments of surplus funds are made only with approved counterparties and within credit limits approved for each of those counterparties. The limits are set to minimize the concentration of risks and therefore mitigate financial loss through potential counterparty failure. Under the terms of its loan agreement with Comerica Bank, the Company must hold its funds in the accounts of the lending bank, with limited exceptions.

Liquidity risk

The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet its liquidity requirements at any point in time. The Company achieves this by maintaining sufficient cash and cash equivalents, managing cash from operations and, if required, through financing activities. As at July 31, 2017, the Company was holding cash and cash equivalents of $2.7 million (January 31, 2017: $2.9 million).

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

10. Commitments and contingencies

The Company has entered into commercial leases on certain facilities and for technology license obligations. These leases have an average life of between three and six years with no renewal option included in the contracts. There are no restrictions placed upon the Company by entering into these leases. The following table describes the Company’s commitments to settle contractual obligations as at July 31, 2017, excluding estimated liability for contingently repayable government assistance (1):

	<1 Yr	1-2 Yrs	3-5 Yrs	Total
	7/31/2017	7/31/2018	7/31/2022
Operating leases	$825	$773	$1,432	$3,030
Technology license obligations	1,206	746	341	2,293
Purchase obligations	747	—	—	747

Total:	$2,778	$1,519	$1,773	$6,071

(1)	The actual amount of government assistance to be repaid in each year will be calculated as follows: a base royalty amount of $3.3 million CAD ($2.7 million) is payable in quarterly instalments until January 31, 2023. An additional royalty based on 0.5% of the Company’s annual gross revenue in excess of $75.0 million is due within 120 days of each fiscal year ending January 31, 2014 to 2023. In total, the maximum royalty amount repayable is $6.0 million CAD ($4.8 million, based on the closing Bank of Canada exchange rate of 0.80341 as at July 31, 2017).

The Company may be involved in legal proceedings from time to time arising in the ordinary course of its business. Typically, the amount of ultimate liability with respect to these actions will not, in the opinion of management, materially affect the Company’s financial position or results of operations.

Purchase commitments

As at July 31, 2017, the Company had commitments of $0.7 million to purchase goods and services in the ordinary course of business that had not yet been received or provided, primarily related to blanket purchase orders for inventory purchases to be drawn down over the next year.

11. Restricted cash

Cash of $125,000 represents amounts restricted for the future incentive payments to certain employees involved in the development of specified products to be paid out upon acceptance of the final product by the Company’s customer.

On August 9, 2017, the Company received final customer acceptance and released the amount.

12. Inventory

During the quarter, the Company wrote-down $0.6 million in inventory that the Company has decided to discontinue. This write-down was recognized as an expense within cost of goods sold in the statement of loss and comprehensive loss.

13. Subsequent events

On August 2, 2017, Pixelworks Inc. (“Pixelworks”), a publicly traded company on NASDAQ, completed the acquisition of ViXS (the “Pixelworks Transaction”), whereby it acquired all of the outstanding common shares of ViXS in an all-stock transaction consisting of approximately 3.7 million shares of Pixelworks common stock valued at approximately $17.7 million. ViXS shareholders received 0.04836 a share of Pixelworks’ common stock for each share of ViXS. The exchange ratio is equivalent to consideration of $ 0.23 per ViXS common share, based on the closing price of Pixelworks on August 1, 2017. Upon closing, ViXS shares were delisted from the Toronto Stock Exchange and ViXS became a wholly owned subsidiary of Pixelworks. In addition, Pixelworks repaid the

ViXS Systems Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six-Month Periods Ended July 31, 2017

(unaudited)

Company’s $4.1 million outstanding bank loan facility with Comerica (see Note 6), cancelled all outstanding common share purchase warrants (see Note 7), and issued approximately 200,000 RSUs to former holders of ViXS’ unvested restricted stock units. Subsequent to July 31, 2017, the Company repaid $0.9 million ($1.1 million CAD) of outstanding convertible debt and accrued interest.